SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2003

SEROLOGICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26126	58-2142225

(State or Other Jurisdiction of Incorporation)	(Commission File) Number)	(IRS Employee Identification No.)

5655 Spalding Drive, Norcross, GA	30092

(Address of Principal Executive Offices)	(Zip Code)

(678) 728-2000

(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item  9.   Regulation FD Disclosure

     The information contained in this Item 9 is being furnished to the Securities and Exchange Commission (the “Commission”) pursuant to Item 12 of Form 8-K, “Disclosure of Results of Operations and Financial Conditions, “ as directed by the Commission in Release No. 34-47583.

     On April 28, 2003, Serologicals Corporation (the “Company”) posted on its website a schedule of segment revenues and segment gross profit for the fiscal quarters ended March 30, 2003; December 29, 2002; September 29, 2002; June 30, 2002; March 31, 2002; and for the fiscal year ended December 29, 2002; December 30, 2001 and December 31, 2000 based on its new segment composition. The information posted on the website is set forth in this Current Report on Form 8-K.

     Beginning in 2003, for management purposes, the operations of the Company’s subsidiaries are organized into four primary operating segments: Cell Culture Products (“Cell Culture”), Diagnostic Products (“Diagnostic”), Research Products (“Research”) and Therapeutic Products (“Therapeutics”). These segments are based primarily on the differing nature of the ultimate end use of the Company’s products, the differing production, manufacturing and other value-added processes performed by the Company with respect to the products and, to a lesser extent, the differing customer bases to which each reportable segment sells its products. Prior to 2003, the Company reported only three operating segments, Biotechnology and Molecular Biology Products, Therapeutics Products and Diagnostics Products.

     The Cell Culture segment includes operations at the Company’s protein fractionation facilities. Cell Culture products consist of cell culture media and supplements for drug biomanufacturing and life science research. The Company’s flagship product within this segment is EX-CYTE®. Other key products within Cell Culture include BSA, human recombinant insulin and other products used principally in mammalian cell culture. The activities of the Diagnostic segment include the operations of the Company’s monoclonal antibody manufacturing facility and certain human-sourced polyclonal antibodies. The products within the Diagnostic segment are used in blood typing reagents and diagnostic test kits. The activities of the Research segment primarily include manufacturing and sales of molecular biology products. The operating results of Chemicon will be reported in this segment beginning second quarter 2003. The activities of the Therapeutic segment include the collection and sale of specialty human antibodies that are used as active ingredients in therapeutic products for the treatment and management of various human diseases. The key products within the Therapeutic segment are specialty antibodies, including Anti-D immune globulin (“anti-D”), Anti-Hepatitis B immune globulin (“anti-HBs”), Vaccinia immune globulin (“vaccinia”) and Anti-Rabies immune globulin (“anti-rabies”).

     The information contained in this Current Report on Form 8-K has not been audited by the Company’s auditors. The information contained in Item 9 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the Company’s filings with the SEC under the Securities Act of 1933.

     On April 25, 2003 the Company hosted a conference call to discuss the Company’s first quarter 2003 earnings. Attached as Exhibit 99-1 is a transcript of the Company’s conference call dated April 25, 2003.

Serologicals Corporation
Restated Segment Results
(Unaudited and in thousands)

	Year ended			Quarter ended

Revenue	12/31/2000	12/30/2001	12/29/2002	3/31/2002	6/30/2002	9/29/2002	12/29/2002	3/30/200

Cell Culture	$24,440	$30,601	$68,140	$15,190	$17,665	$16,579	$18,706	$13,766
Diagnostic	20,905	22,963	27,012	6,701	6,281	6,384	7,646	7,169
Research	—	—	4,137	1,010	1,038	763	1,326	1,048
Therapeutic*	102,415	56,228	46,181	8,569	12,308	7,712	17,592	8,185

Total	$147,760	$109,792	$145,470	$31,470	$37,292	$31,438	$45,270	$30,168

*	2000 and 2001 Therapeutic revenue includes $55 million and $0.8 million, respectively, related to Seramed which was divested on August 21, 2000.

	Year ended			Quarter ended

Gross Profit	12/31/2000	12/30/2001	12/29/2002	3/31/2002	6/30/2002	9/29/2002	12/29/2002	3/30/2003

Cell Culture	$13,514	$17,358	$37,083	$7,861	$10,263	$9,439	$9,520	$7,079
Diagnostic	11,931	13,328	13,553	3,675	2,902	2,994	3,982	3,873
Research	—	—	1,577	397	416	200	564	817
Therapeutic**	21,202	21,479	16,630	3,550	5,039	2,760	5,281	1,950

Total	$46,647	$52,165	$68,843	$15,483	$18,620	$15,393	$19,347	$13,719

**	2000 and 2001 Therapeutic gross profit includes $0.5 million and $0.9 million, respectively, related to Seramed which was divested on August 21, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serologicals Corporation (Registrant)

Date: May 1, 2003	By:	/s/ Harold W. Ingalls Harold W. Ingalls, Vice President/Chief Financial Officer